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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 19, 2003

Western Sierra Bancorp
(Exact Name of Registrant as Specified in its Charter)

California	000-25979	68-0390121
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification No.)
4080 Plaza Goldorado Circle, Cameron Park, California		95682
(Address of Principal Executive Offices)		(Zip Code)

(530) 677-5600
(Registrant's Telephone Number, Including Area Code)

Item 5.    Other Events

  (a)
  The Registrant issued a press release in connection with the entering of a definitive agreement for the acquisition of Central Sierra Bank, San Andreas, California. The press release is included as Exhibit 99.1 to this filing.

  (b)
  Total merger consideration for all of Central Sierra Bank outstanding shares will be 385,000 shares of Western Sierra Bancorp and $10,700,000. The shares are subject to adjustment for any future stock dividends or splits.

Item 7.    Financial Statements and Exhibits

(c)	Exhibits
	Exhibit 99.1.	Press Release announcing the entering into of a definitive agreement for the acquisition of Central Sierra Bank.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Western Sierra Bancorp has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTERN SIERRA BANCORP
Date: March 19, 2003	By:	/s/ GARY D. GALL Gary D. Gall Chief Executive Officer

EXHIBITS

99.1.	Press Release announcing the the entering into of a definitive agreement for the acquisition of Central Sierra Bank.

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SIGNATURES
EXHIBITS